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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Amendment No. 1 to the registration statement (File No. 333-13219) of Westinghouse Electric Corporation on Form S-4 of our report dated April 2, 1996, on our audits of the consolidated financial statements of TDI Worldwide, Inc. and Subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included on Form 8-K/A of Infinity Broadcasting Corporation dated May 15, 1996. We also consent to the reference to our firm under the caption "Experts."


Coopers & Lybrand L.L.P.
New York, New York

October 17, 1996